Exhibit 10.34

[    ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Amendment No. 3

to the

Developer Addendum No. 2

This Amendment No. 3 (“Amendment 3”) to the Developer Addendum No. 2 dated December 26, 2010, by and between Zynga Inc. (“Zynga Inc.”) and Zynga Game Ireland Limited (“Zynga Ireland”) (collectively “Zynga”, “you”, or “your”) on the one hand, and Facebook, Inc. and Facebook Ireland Limited (collectively, “Facebook”, “FB”, “we”, “us”, or “our”) on the other hand, as amended on June 12, 2012 (“Amendment 1”) and July 3, 2012 (“Amendment 2”) (collectively, “Addendum No. 2”), is made by and between Facebook and Zynga on November 27, 2012 (“Amendment 3 Effective Date”). Addendum No. 2, together with the Statement of Rights and Responsibilities, as amended and supplemented by the Developer Addendum dated May 14, 2010 as amended on October 1, 2011 and April 5, 2012 (collectively, “Addendum No. 1”), shall hereinafter be referred to as the “Original Agreement.” We and you are sometimes referred to in this Amendment individually as a “party” or collectively, as the “parties”. Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the same meanings given to them in the Original Agreement.

In consideration of the mutual covenants herein set forth in Addendum No. 2 and this Amendment, the parties agree hereby as follows:

1. Zynga Ireland is hereby added as a party to the Addendum. Outside of the United States players enter into transactions with Zynga Ireland and within the United States players enter into transactions with Zynga Inc. Any transactions entered into under Addendum No. 2 by Zynga Ireland shall be transacted between Facebook Ireland and Zynga Ireland. Notices to Zynga Ireland shall be sent to: Zynga Game Ireland Limited, 25-28 North Wall Quay, Dublin 1, Ireland, Attn: Managing Director.

2. From the Amendment 3 Effective Date through March 30, 2013, (a) the parties will continue comply with the terms of Addendum No. 2, except that (i) Sections 3.1, 3.3, 3.4, 3.6, and 4.1 of Addendum No. 2 shall not apply during such time, and (ii) Sections 3.2 and 8 of Addendum No. 2 will each apply but only as amended by this Amendment 3; and (b) any references to the SRR shall be the SRR in effect on November 15, 2012, provided that after March 31, 2013, any references to the SRR shall be to the then-current SRR.

3. The parties agree that Sections 4 through 6 of this Amendment 3 shall take effect on March 31, 2013. The remainder will take effect as of the Amendment 3 Effective Date.

4. Sections 2, 3 (except for Section 3.5), and 4 through 7 of Addendum No. 2 are hereby deleted in their entirety as of March 31, 2013. The parties agree that any failure to comply with Sections 3.1 or 4.1 of Addendum No. 2, or Section 2 or 3 of Exhibit G, of Addendum No. 2 including without limitation prior to the Amendment 3 Effective Date, shall not be deemed a breach of Addendum No. 2 by either party, and each party’s sole and exclusive remedy for any such failure shall be to invoke the Escalation Process set forth in Section 11 of Addendum No. 2. To the best of each party’s knowledge, there exist no additional actions by either party as of the Amendment 3 Effective Date that would be deemed a breach of Addendum No. 2. All other Sections of Addendum No. 2, Amendment 1 and Amendment 2 shall continue to remain in full force and effect.

5. The following exhibits to Developer Addendum No. 2 are hereby deleted in their entirety as of March 31, 2013: Exhibit B1 (Web Target Growth Schedule), Exhibit B2 (Mobile Target Growth Schedule), Exhibit C, Exhibit D (Product Enhancements), Exhibit E (Facebook Platform Enhancements), Exhibit F (Registration Flow), Exhibit G (Zynga Platform), and Exhibit H (Instant Personalization). Annex 1 (Statement of Rights and Responsibilities) to Developer Addendum No. 2 is hereby deleted in its entirety as of the Amendment 3 Effective Date.

6. All definitions listed in Exhibit A to Developer Addendum No. 2 are hereby deleted, unless they are expressly referenced in Sections 1.3, 3.2, 8 and 9 (each as amended below), 1.1, 1.2, 3.5 and 10 through 12 of Addendum No. 2, Amendment 1 or Amendment 2. Additionally, any defined term in the foregoing sections that is defined in a portion of Addendum No. 2 that is deleted by this Amendment 3 shall remain in effect.

7. Section 1.3 of Addendum No. 2 is deleted in its entirety and replaced with the following:

[    ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Except as expressly set forth in this Section 1.3, no amendment or modification of the Agreement or this Addendum No. 2 will be binding without the written agreement of both parties. Notwithstanding the foregoing, nothing herein shall restrict FB from making any changes to its online SRR (including any policies and guidelines referenced therein or in the Facebook Platform Policies) and any such changes shall apply to Zynga without Zynga’s written consent [*] Zynga may invoke the Escalation Process, in which case [*] or (y) the time frame FB provides for all game developers for such change to become effective after notice. In addition, if FB determines, in its reasonable discretion, that a change to the SRR is needed in order to protect the integrity of security of the Facebook Platform, user security or user privacy or to protect FB from material legal liability (“Urgent Change”), FB may make such Urgent Change and it will notify Zynga, which notice may be sent via email to Zynga’s Designated Manager. Zynga will not be in breach of the Agreement or this Addendum No. 2 with respect to (i) any failure to comply with any such [*] until at least [*] after its receipt of such notice; (ii) any Covered Zynga Game or Zynga Property that Zynga discontinues and that ceases to access the Facebook Platform within [*] after its receipt of such notice; provided, however, that if Zynga determines, in its reasonable discretion, that any such Urgent Changes will have a material negative impact on any Covered Zynga Game or a Zynga Property, and Zynga invokes the Escalation Process within [*] after Zynga’s receipt of such notice, Zynga will not be in breach of the Agreement or this Addendum No. 2 with respect to any such impacted Covered Zynga Games or Zynga Properties that Zynga discontinues or brings into compliance with such [*] within [*] following Zynga’s receipt of such notice.”

8. Section 3.2 of Addendum No. 2 is deleted in its entirety and replaced with the following:

“3.2 Except to the extent that the SRR prohibits a Social Game from being launched on the Facebook Site in a particular country or territory, any Social Game launched by Zynga during the Term will be, in fully featured form (except with respect to any feature that is subject to a Implementation Limitation), enabled on, and generally available through, the Facebook Site within [*] of it being enabled, offered, displayed, distributed and/or otherwise made available on, in, by, or through any other Social Platform or Zynga Property (“Title Launch on FB”). As used herein, an “Implementation Limitation” means any feature, constraint, or limitation of the Facebook Platform, which makes it technically non-viable (based on best commercial efforts standard) for a particular Social Game or Social Game feature, as applicable, to be enabled on the Facebook Site. The Title Launch on FB provisions shall not apply to (i) any Zynga Mobile Games; (ii) any Social Game owned and operated by a third party (“Third Party Game”); (iii) any Social Game that cannot launch on the Facebook Site due to an Implementation Limitation; (iv) any downloadable Social Games or (v) any launch of a Zynga Social Game in China or Japan. Notwithstanding the foregoing carveout for Third Party Games, Zynga will not (a) enter into any arrangement that would prevent or delay a fully featured Third Party Game from launching on the Facebook Site (e.g. an arrangement to exclusively launch a Third Party Game on Zynga.com for any period of time) or (b) provide any incentive (e.g. monetary or promotional value) to delay or not to launch a fully featured Third Party Game on the Facebook Site. In the event FB allows Social Games relating to real money gambling (“RMG Games”) on the Facebook Site in a country or territory (any such country or territory an “Authorized Territory”) in which Zynga has already enabled, offered, displayed, distributed and/or otherwise has made available one or more RMG Games that Zynga or any of its Affiliates owns and operates (“Zynga RMG Game”), then Zynga will have the right (subject to Zynga’s compliance with terms that generally apply to RMG Games on the Facebook Site in such Authorized Territory) and obligation (subject to the above exclusions and subject to the laws and regulations in the applicable Authorized Territory) to, in fully featured form (except with respect to any feature that is subject to a Implementation Limitation) enable on and generally make available through the Facebook Site in the Authorized Territory such Zynga RMG Game(s) within [*] from the date on which Facebook first allows RMG Games on the Facebook Site in an Authorized Territory (any such Zynga RMG Game a “Ported Zynga RMG Game”). In any Authorized Territory that FB enters prior to Zynga, if Zynga chooses to enter such market, Zynga will have the right (subject to Zynga’s compliance with terms that generally apply to RMG Games on the Facebook Site in such Authorized Territory) and obligation (subject to the above exclusions and subject to the laws and regulations in the applicable Authorized Territory), for any RMG Game launched by Zynga in such Authorized Territory to, in fully featured form (except with respect to any feature that is subject to a Implementation Limitation),

[    ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

enable on, and generally make available through, the Facebook Site in the Authorized Territory such Zynga RMG Game(s) within [*] of it being enabled, offered, displayed, distributed and/or otherwise made available on, in, by, or through any other Social Platform or Zynga Property in the Authorized Territory. The foregoing obligations for Zynga to make available the applicable Zynga RMG Games on the Facebook Site in an Authorized Territory shall be subject to (1) FB charging Zynga an amount equal to [*] (“RMG Game Charge”); and (2) acceptance of such RMG Game Charge by the [*] per applicable RMG Game category, in such Authorized Territory. If Zynga acquires any Social Game that was made available on a Zynga Property but not on the Facebook Site prior to acquisition, Zynga will (subject to the above exclusions and subject to the laws and regulations in the applicable Authorized Territory) enable and generally make available such game through the Facebook Site within [*], or for RMG Games within [*], from the close of such acquisition. In the event that we reasonably determine (a) you materially breach this Section 3.2 where a material breach includes, without limitation your (1) failure to launch on the Facebook Site any Social Game subject to Title Launch on FB (e.g., not subject to an Implementation Limitation) within the required timeframe that is not cured within [*] after your receipt of notice of your breach, (2) entering into any arrangement, or providing any incentive that would prevent or delay a fully featured Third Party Game from launching on the Facebook Site that is not cured within [*] after your receipt of notice of your breach, or (3) launch of a Social Game without a feature that is not subject to an Implementation Limitation that is not cured within [*] after your receipt of notice of your breach, or (b) you otherwise have violated Section 3.2 a third time after curing two previous violations (which third violation will not be eligible for cure), [*].”

9. Section 8 of Addendum No. 2 is deleted in its entirety and replaced with the following:

“8. Preferred Terms.

8.1 FB will not apply, enforce, or develop its general policies (including, but not limited to, the SRR) and algorithms for the purpose of [*] on the Facebook Site.

8.2 Throughout the Term, FB will make available to any Covered Zynga Games on the Facebook Site [*] provided that such requirements were imposed by FB in good faith, and provided further that Zynga shall have thirty (30) days to comply with such requirements (except as set forth below in the last sentence of this Section 8.2), measured from the date on which [*] in connection therewith. Notwithstanding the foregoing notice requirement, in no case will FB be required to [*] FB will not intentionally withhold requirements with the primary purpose of avoiding its obligations under this Section 8.2. FB shall not be in breach of this Section 8.2 in the event a [*].

8.3 Notwithstanding anything to the contrary set forth in Section 4.b.(ii)(4) of Addendum No. 1, the amount of the service fee described in the Facebook Credits Terms that FB charges to Zynga at any given time to redeem Facebook Credits on the Facebook Site shall be [*] 30% per each Facebook Credit redeemed; [*].

8.4 Zynga shall provide FB with notice if it reasonably believes that FB has violated any of the provisions set forth in this Section 8, and FB will have fifteen (15) days after its receipt of such notice to cure such breach (unless FB invokes the Escalation Process during such time period in which case FB shall have thirty (30) days after its receipt of such notice to cure such breach) and will not be liable for any damages related to such breach during such period. [*]

8.5 Notwithstanding anything to the contrary set forth in the SRR (whether as of the Addendum No. 2 Effective Date or thereafter) or this Addendum No. 2, but without limiting Zynga’s obligations under Addendum No. 1 and subject to FB’s generally applicable policies, procedures and payment terms related to advertisements, Zynga may include sponsored game elements (e.g. a virtual good or promotion that is sponsored by a third party, such as a McDonald’s blimp within the game board) on the Facebook Site, but solely in a Covered Zynga Game (unless otherwise permitted under the SRR); provided, however, that a substantially similar sponsored game element is already included in the instantiation of such Covered Zynga Game available on the Zynga Property. [*] For the avoidance of doubt, the foregoing sentence shall not prevent Zynga from offering advertisements as may be permitted by and in accordance with the SRR. As used herein, “Social Ad” means any advertising creative that uses or displays data Zynga receives from FB concerning a user, even if a user consents to such use.”

10.	Section 9 of Addendum No. 2 is deleted in its entirety and replaced with the following:

[    ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“9. Term and Termination.

9.1 Unless earlier terminated as provided elsewhere in this Addendum No. 2 or Addendum No. 1, the term of this Addendum No. 2 will be for a period of five (5) years from the Effective Date (“Term”). Either party may terminate this Addendum No. 2 upon written notice to the other party if the other party materially breaches any term of this Addendum No. 2 and such party fails to cure any such breach or violation within thirty (30) days of receipt of written notice of such breach from the non-breaching party (such thirty (30) day period, the “Breach Cure Period”).

9.2 Except as specifically set forth in this Addendum No. 2, neither party will have any liability or obligation under this Addendum No. 2 upon any termination in accordance with the terms of this Addendum No. 2, other than with respect to any liabilities under this Addendum No. 2 that accrued from events that occurred prior to the date of termination.

9.3 The following Sections of this Addendum No. 2 will survive any termination or expiration of the Agreement or this Addendum No. 2: 4.7, 9.3, 10, 11.1, and 12.”

11. Notwithstanding anything to the contrary set forth in the Original Agreement, if either party is required to disclose all or any part of the Original Agreement and/or this Amendment 3 pursuant to applicable laws or regulations, then prior to any such required disclosure, such party shall: (a) promptly notify the other party of the obligation to disclose the Original Agreement and/or this Amendment 3; (b) obtain confidential treatment (or the equivalent thereof) for such disclosure; and (c) allow the other party to participate in such protective process and provide all reasonable cooperation in connection therewith.

12. This Amendment together with the Original Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and there are no other agreements, commitments or understanding among the parties with respect to the matters set forth herein. Nothing in this Amendment shall amend the terms and conditions of Addendum No. 1, and all terms and conditions of the Original Agreement not expressly amended herein shall remain in full force and effect. The terms and conditions of this Amendment shall prevail over any conflicting terms and conditions in the Original Agreement.

In witness whereof, this Amendment has been duly executed by the parties as of the Amendment 3 Effective Date.

Facebook, Inc.		Zynga Inc.

By:	/s/ Christopher A. Daniels	By:	/s/ Barry Cottle
Name: Christopher A. Daniels		Name: Barry Cottle
Title: Director, Business Development		Title: Chief Revenue Officer
Date: November 27, 2012		Date: 11/27/12

Facebook Ireland Limited		Zynga Game Ireland Limited

By:	/s/ Shane Crehan	By:	/s/ Suzanne McArdle
Name: Shane Crehan		Name: Suzanne McArdle
Title: Director		Title: Director
Date: 28/11/12		Date: 28/11/2012

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